UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2011
Constant Contact, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Form of Performance Stock Option Agreement (Customer Based)
On January 24, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Constant Contact, Inc. (the “Company”) approved a new form of performance stock option agreement (customer based) (the “Option Agreement”) for grants of performance stock options to its executive officers, including its named executive officers, under the Company’s 2007 stock incentive plan.
Under the terms of the Option Agreement, the stock option will vest based on the achievement by the Company of two specified performance targets based on the number of the Company’s unique customers as of a specified measurement date (the “Vest Date”). The option will vest as of the Vest Date as to:
(a)	50% of the total number of shares of the Company’s common stock subject to such option if the Company achieves the specified “Level I Target” but not the specified “Level II Target”; and

(b)	100% of the total number of shares of the Company’s common stock subject to such option if the Company achieves the specified “Level II Target”.
The option will expire and terminate as of the Vest Date with respect to any portion of the shares subject to the option that remains unvested as of the Vest Date (after giving effect to the foregoing clauses (a) and (b)).
In the event of a “Change of Control” in the Company that closes prior to the Vest Date, immediately prior to the closing of such Change of Control, 50% of the shares subject to the Option Agreement will automatically vest and become exercisable. In such event, the option will expire and terminate as to the balance of the shares as of immediately prior to the closing of such Change of Control.
As used in the Option Agreement, “Change of Control” means (i) the consolidation or merger of the Company with or into any other corporation or other entity (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the outstanding securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction), (ii) the sale of all or substantially all of the properties and assets of the Company as an entirety to any other person, or (iii) the sale or transfer, in a single transaction or series of related transactions, of outstanding capital stock representing at least a majority of the voting power of the outstanding capital stock of the Company immediately following such transaction.

Grants of Performance Stock Options
Also on January 24, 2011, the Compensation Committee approved the grant of performance stock options under the 2007 Stock Incentive Plan to the Company’s executive officers, including the Company’s named executive officers. The following table sets forth the number of shares subject to the performance stock option granted to each of the Company’s named executive officers and Harpreet S. Grewal:

		Shares Subject to
		Performance Stock
Name	Title	Option
Gail F. Goodman	Chairman, President and Chief Executive Officer	20,000
Ellen M. Brezniak	Senior Vice President, Product Strategy	20,000
Nancie G. Freitas	Vice President and Chief Marketing Officer	10,000
Harpreet S. Grewal	Executive Vice President, Chief Financial Officer and Treasurer	20,000
John J. Walsh, Jr.	Senior Vice President, Engineering and Operations	20,000

Each of the performance stock options (i) is subject to the terms of the Option Agreement, as described above, with a Vest Date of December 31, 2011, (ii) is an incentive stock option, to the extent permitted by the Internal Revenue Code of 1986, as amended, (iii) has a ten-year term, except as described above, and (iv) an exercise price equal to $28.27, which was the closing, or last sale, price of the Company’s common stock on the Nasdaq Global Market on January 24, 2011.
One-Time Cash Bonus
On January 24, 2011, the Compensation Committee also approved a discretionary, one-time cash bonus of $30,000 to Ellen M. Brezniak, the Company’s Senior Vice President, Product Strategy, in recognition of her leadership and extraordinary performance in the second half of 2010, payable on January 31, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: January 25, 2011	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel